Exhibit 99.1
FOR IMMEDIATE RELEASE
Agilysys Completes Acquisition of InfoGenesis
BOCA RATON, Fla. — June 18, 2007 — Agilysys, Inc. (NASDAQ: AGYS), a leading provider of innovative IT solutions and hospitality software solutions, today announced it has completed its acquisition of InfoGenesis, a privately held, independent software vendor (ISV) and solution provider to the hospitality market.
At approximately $42 million in annual revenues, InfoGenesis offers enterprise-class point-of-sale (POS) solutions that provide end users a highly intuitive, secure and easy way to process customer transactions across multiple departments or locations, including comprehensive corporate and store reporting. InfoGenesis has a significant presence in casinos, hotels and resorts, cruise lines, stadiums and foodservice.
The company will be integrated into Agilysys’ existing hospitality solutions business.
The combined portfolio of products from Agilysys and InfoGenesis offers hospitality clients worldwide a single source for all their operational technology needs. The acquisition will also provide Agilysys a competitive advantage with seamless integration between property management, POS, and inventory and procurement, in addition to its golf and spa management applications. Lastly, Agilysys will have the opportunity to develop powerful solutions with the combined resources that will enable its customers to increase guest loyalty and profitability.
Arthur Rhein, chairman, president and chief executive officer of Agilysys, said, “The addition of InfoGenesis is highly complementary to our hospitality solutions offering and keeps with our strategy to acquire companies with differentiated value that will enhance our product and services offerings, broaden our customer base and expand our markets.”
The purchase price of $90 million was funded by cash on hand.
Forward-Looking Language
Portions of this release, particularly the statements made by management and those that are not historical facts, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current assumptions and expectations, and are subject to risks and uncertainties, many of which are beyond the control of Agilysys. Many factors could cause Agilysys’ actual results to differ materially from those anticipated by the forward-looking statements. These factors include those referenced in the Annual Report on Form 10-K or as may be described from time to time in Agilysys’ subsequent SEC filings.
Potential factors that could cause actual results to differ materially from those expressed or implied by such statements include, but are not limited to, those relating to Agilysys’ long-term financial goals, anticipated revenue gains, sales volume, margin improvements, cost savings, capital expenditures, depreciation and amortization, and new product introductions.
Other associated risks include geographic factors, political and economic risks, the actions of Agilysys’ competitors, changes in economic or industry conditions or in the markets served by Agilysys, and the ability to appropriately integrate and derive performance from acquisitions, strategic alliances, and joint ventures.
In addition, this release contains time-sensitive information and reflects management’s best analysis only as of the date of this release. Agilysys does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Information on the potential factors that could affect Agilysys’ actual results of operations is included in its filings with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended March 31, 2007. Interested persons can obtain it free at the Securities and Exchange Commission’s website, www.sec.gov.
About Agilysys, Inc.
Agilysys is a leading provider of IT solutions to corporate and public-sector customers, with special expertise in select markets, including retail and hospitality. The company uses technology—including hardware, software and services—to help customers resolve their most complicated IT needs. The company possesses expertise in enterprise architecture and high availability, infrastructure optimization, storage and resource management, and business continuity; and provides industry-specific software, services and expertise to the retail and hospitality markets. Headquartered in Boca Raton, Fla., Agilysys operates extensively throughout North America, with additional sales offices in the United Kingdom and China. For more information, visit www.agilysys.com.

Analysts/Investor Contact:	Martin Ellis
Executive Vice President, Treasurer and
Chief Financial Officer
Agilysys, Inc.
561-999-8780
martin.ellis@agilysys.com

Media Contact:	Julie Young
Director, Corporate Communications
Agilysys, Inc.
440-519-8160
julie.young@agilysys.com
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